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                                                                    EXHIBIT 4.07


                                    [LOGO]

                              AT HOME CORPORATION
                          2000 EQUITY INCENTIVE PLAN
                         NOTICE OF STOCK OPTION GRANT
                         ----------------------------

                                   Grant No:

Congratulations! You have been awarded a nonqualified stock option to purchase At Home Corporation Series A Common Stock, as described below:

Participant:

Social Security Number:

Participant's Address:

Total Option Shares:      Exercise Price Per Share:

Date of Grant:            Expiration Date:



                                            Full
                    Shares     Vesting    Vest Date
                    ------     -------    ---------
Vesting Schedule:


Additional terms and conditions governing this grant are set forth in the Stock Option Grant Terms And Conditions and in the 2000 Equity Incentive Plan. Both of these documents are available on the Intranet or by contacting the Stock Administration Department of Excite@Home, 450 Broadway Street, Redwood City, CA 94063.